UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2016

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, each of the Board of Directors of Columbia Banking System, Inc. (the “Company”) and the Personnel and Compensation Committee approved the Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan (the “2005 401 Plus Plan”), a deferred compensation arrangement with certain of the Company’s directors and a select group of senior management and highly compensated employees of the Company and its subsidiaries. Participants in the 2005 401 Plus Plan have the option to defer up to 50% of their base salary and up to 100% of their bonus compensation. The Company may elect, at its sole and absolute discretion, to match the amount that a participant defers under the 2005 401 Plus Plan. In the event that a participant retires or becomes disabled, the participant’s account balance will be distributed by the Company in either a single lump-sum or monthly installment payments over a period not to exceed 120 months, as elected by the participant pursuant to the procedures set forth in the 2005 401 Plus Plan. Account balances will become payable immediately in a single lump-sum payment upon a participant’s death, separation from service for any reason other than retirement or disability, or if after monthly installment payments to the participant have begun, the credit balance of the account for such participant does not exceed the applicable dollar amount ($18,000 for 2016). The 2005 401 Plus Plan was amended in order to, among other things, freeze participation in the 2005 401 Plus Plan as of October 26, 2016.

On October 26, 2016, each of the Board of Directors of the Company and the Personnel and Compensation Committee also approved the Columbia Banking System, Inc. 2016 401 Plus Plan (the “2016 401 Plus Plan”), a deferred compensation arrangement with certain of the Company’s directors and a select group of senior management and highly compensated employees of the Company and its subsidiaries. Compared to the 2005 401 Plus Plan, the 2016 401 Plus Plan permits participants to elect installment payments for distribution events other than only retirement or disability.

The foregoing description of each of the plans described above is qualified in its entirety by reference to the complete plans, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan (Deferred Compensation Plan) dated October 26, 2016 for directors and key employees

10.2	Columbia Banking System, Inc. 2016 401 Plus Plan (Deferred Compensation Plan) dated October 26, 2016 for directors and key employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: October 28, 2016	By:	/s/ Clint E. Stein
Clint E. Stein Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan (Deferred Compensation Plan), dated October 26, 2016 for directors and key employees

10.2	Columbia Banking System, Inc. 2016 401 Plus Plan (Deferred Compensation Plan), dated October 26, 2016 for directors and key employees